Exhibit 99.1

NEWS RELEASE

Cobalt International Energy, Inc. Receives Continued Listing Standard Notice from NYSE

HOUSTON, TX — October 11, 2017 (BUSINESS WIRE) – Cobalt International Energy, Inc. (“Cobalt”) (NYSE:CIE) today announced that on October 10, 2017, it was notified by The New York Stock Exchange (“NYSE”) that Cobalt is no longer in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual. Specifically, the NYSE notified Cobalt that its average market capitalization for the prior 30 trading-day period is below $50 million and its stockholders’ equity is less than $50 million, which are the NYSE minimum requirements under Section 802.01B. In compliance with NYSE procedures, Cobalt intends to notify the NYSE of its intent to submit a business plan to the NYSE within 45 days from its receipt of the NYSE notice to cure this deficiency and return to compliance with NYSE continued listing requirements.

About Cobalt

Cobalt International Energy, Inc. (NYSE:CIE) is an independent exploration and production company active in the deepwater U.S. Gulf of Mexico and offshore West Africa. Cobalt was formed in 2005 and is headquartered in Houston, Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address Cobalt’s expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “intend,” “could,” “expect,” “plan,” and other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to Cobalt’s SEC filings. Cobalt disclaims any obligation or undertaking, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after this press release, other than as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.